Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below and in the related Prospectuses of our reports dated February 27, 2023 with respect to the consolidated financial statements of Apartment Investment and Management Company and the effectiveness of internal control over financial reporting of Apartment Investment and Management Company included in this Annual Report (Form 10-K) of Apartment Investment and Management Company for the year ended December 31, 2022.

Form S-3ASR (No. 333-236779)	Form S-3 (No. 333-08997)	Form S-8 (No. 333-36803)
Form S-3 (No. 333-828)	Form S-3 (No. 333-4546)	Form S-3 (No. 333-47201)
Form S-3 (No. 333-20755)	Form S-8 (No. 333-14481)	Form S-8 (No. 333-70409)
Form S-3 (No. 333-36537)	Form S-3 (No. 333-75109)	Form S-3 (No. 333-77067)
Form S-8 (No. 333-41719)	Form S-3 (No.333-77257)	Form S-3 (No. 333-31718)
Form S-8 (No. 333-57617)	Form S-3 (No. 333-92743)	Form S-3 (No. 333-52808)
Form S-3 (No. 333-69121)	Form S-3 (No. 333-71002)	Form S-3 (No. 333-73162)
Form S-8 (No. 333-75349)	Form S-3 (No. 333-101735)	Form S-3 (No. 333-130735)
Form S-3 (No. 333-81689)	Form S-8 (No. 333-207828)	Form S-3 (No. 333-150342)
Form S-3 (No. 333-50742)	Form S-3 (No. 333-17431)	Form S-8 (No. 333-225037)
Form S-3 (No. 333-64460)	Form S-8 (No. 333-142466)	Form S-3 (No. 333-86200)
Form S-3 (No. 333-85844)	Form S-8 (No.333-207826)	Form S-8 (No. 333-269084)
Form S-3/A (No. 333-36531)

/s/ Ernst and Young LLP Denver, Colorado February 27, 2023